UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2017

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2017, Kohl’s Corporation (the “Company”) issued a press release announcing Kevin Mansell’s retirement as the Chairman of the Board, Chief Executive Officer and President and as a director of the Company effective as of the close of the Company’s May 16, 2018 Annual Meeting of Shareholders (the “2018 Meeting”) or any adjournment of the 2018 Meeting.

Michelle Gass, the Company’s Chief Merchandising and Customer Officer, has been appointed as Chief Executive Officer-elect and will serve as Chief Executive Officer effective upon Mr. Mansell’s retirement.  She also will stand for election as a director of the Company at the 2018 Meeting.  Sona Chawla, the Company’s Chief Operating Officer, has been appointed President-elect and will serve as President upon Mr. Mansell’s retirement.  She will continue to serve as the Company’s principal operating officer.

Ms. Gass, age 49, joined Kohl’s in June 2013 as Chief Customer Officer and was named Chief Merchandising and Customer Officer in June 2015. Previously, she served in a variety of management positions with Starbucks Coffee Company since 1996, most recently as President, Starbucks Coffee EMEA (Europe, Middle East, Russia and Africa) from 2011 to May 2013.  From April 2014 to February 2017, Ms. Gass served as a director of Cigna Corporation, a global health service company.

Ms. Chawla, age 50, joined Kohl’s in November 2015 as Chief Operating Officer. Previously, she served with Walgreens as President of Digital and Chief Marketing Officer from February 2014 to November 2015 and President, E-Commerce from January 2011 to February 2014.  From August 2012 to November 2015, Ms. Chawla served as a director of Express, Inc., a specialty retail apparel chain.  She is currently a director of CarMax, Inc., the nation’s largest retailer of used vehicles.

Consistent with the Company’s corporate governance guidelines, the Company’s board of directors intends to appoint an independent director to the role of Chairman effective upon Mr. Mansell’s retirement from the board of directors.

Since January 31, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Gass or Ms. Chawla had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company’s press release announcing the retirement of Mr. Mansell and the appointments of Mses. Gass and Chawla is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated September 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2017 KOHL’S CORPORATION By: /s/ Jason J. Kelroy Jason J. Kelroy Executive Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 26, 2017